Exhibit 10.16

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 18th day of March 2015, by and among Kornit Digital Ltd., a company organized under the laws of the State of Israel (the “Company”), Fortissimo Capital Fund II (Israel) L.P. (the “Investor”) and certain shareholders of the Company listed on the signature pages hereto (each a “Major Shareholder” and together with the Investor, the “Shareholders”).

WITNESSETH:

WHEREAS, the Investor is the holder of all of the Company’s issued and outstanding Preferred Shares (as defined below) and the Investor and the Major Shareholders are holders of Ordinary Shares (as defined below);

WHEREAS, the Company and the Shareholders are party to that certain Investors’ Rights Agreement dated July 18, 2011 (the “Prior Agreement”); and

WHEREAS, the Company, the Investor and the requisite majority of the Major Shareholders have agreed to amend and restate the Prior Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Affirmative Covenants.

1.1.	Delivery of Financial Statements. As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, the Company shall deliver to each Shareholder, for as long as it holds 3% or more of the Company’s issued and outstanding share capital, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and statements of income and statements of cash flow of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, United States dollar-denominated, prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), audited by a firm of Independent Certified Public Accountants in the State of Israel who are members of the Israeli Institute of Certified Public Accountants, and accompanied by an opinion of such firm which opinion shall state, among other, that such balance sheet and statements of income and cash flow have been prepared in accordance with U.S. GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial condition of the Company as of their date.

1.2.	Accounting. The Company will maintain a system of accounting established and administered in accordance with U.S. GAAP consistently applied, and will set aside on its books all such proper reserves as shall be required by U.S. GAAP.

1.3.	Insurance and Indemnity.

1.3.1.	Within 30 days following the date of this Agreement, the Company shall have obtained from financially sound and reputable insurers (and shall have paid all premiums and maintained in full force and effect), and shall hereafter, at all times, maintain in full force and effect, standard directors’ and officers’ liability insurance in a form and coverage satisfactory to the Investor.

1.3.2.	The Company shall maintain in full force and effect all necessary provisions under its Articles of Association, which are required in order to maintain the full force and effect of the Company’s indemnification agreements with its directors.

1.3.3.	If the Company or any of its successors or assignees consolidates with or merges into any other Person (as defined below) and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Articles of Association, indemnification agreement, or elsewhere, as the case may be.

1.4.	Proprietary Information and Non-Competition Agreements. The Company will not employ, or continue to employ, any Person (as defined below), whether as an employee, consultant, contractor or otherwise, who may have access to confidential information of the Company, or confidential information with respect to the Company, its operations, assets, financial condition or affairs or confidential information of third parties provided in confidence to the Company, unless such Person has executed and delivered a Proprietary Information, Invention Assignment and Non-Competition Agreement to the satisfaction (as to substance and form) of the Board, pursuant to which such Person undertakes to maintain the confidentiality of all such information and agrees to assign to the Company its full title and interest in all the work product of such Person relating to or that arise in the course of its employment or engagement by the Company.

1.5.	Confidentiality. Each Shareholder agrees to keep confidential and not to disclose any information obtained from the Company pursuant to Section 1.1 herein without the prior written consent of the Company, unless such confidential information (i) is known or becomes known to the public in general (other than as result of a breach of this Section 1.5 by any Shareholder), (ii) is or has been independently developed or conceived by any Shareholder without use of the Company’s confidential information, or (iii) is or has been made known or disclosed to any Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided that (a) in connection with periodic reports to their shareholders or partners, any Shareholder may, without first obtaining such written consent, make general statements, not containing technical or other confidential information, regarding the nature and progress of the Company’s business, (b) the Shareholders may provide summary information regarding the Company’s financial information and business affairs in their reports to their respective shareholders or partners, but may not annex to such reports the full financial information to be provided hereunder by the Company; provided, however, that in the event that any Shareholder, is required to annex financial information obtained pursuant to Section 1.1 herein to such reports, the Shareholder, accordingly shall be entitled to annex such financial information to these reports and (c) the Shareholder may disclose confidential information as may be required by law; provided, in each case, that such Shareholder promptly notifies the Company no less than seven (7) days in advance of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

1.6.	Termination of Covenants. The Company’s covenants under Section 1.1 through Section 1.4 herein shall terminate and shall be of no further force or effect upon the closing of the Company’s initial firmly underwritten public offering of its Ordinary Shares pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), or equivalent law of another jurisdiction (the “IPO”).

1.7.	The Company shall ensure that the provisions of this Section 1 shall apply to actions taken by any of the Company’s subsidiaries.

2.	Registration. The following provisions govern the registration of the Company’s securities:

2.1.	Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Business Day” means any day that is not a Friday, Saturday or Sunday or any other day on which banks in the City of New York or the State of Israel are permitted or required to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form F-1” means such form (or Form S-1, as the case may be) under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC.

“Form F-3” means such form (or Form S-3, as the case may be) under the Securities Act, as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

“Holder” means any Person (as defined below) holding outstanding Registrable Shares.

"Ordinary Shares" means the Company’s ordinary shares nominal value NIS 0.01 each.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity and including any successor, by merger or otherwise, of any of the foregoing.

"Preferred Shares" means the Company’s Series A-1 preferred shares nominal value NIS 0.01 each.

“Registrable Shares” means (i) any Ordinary Shares held by any Shareholder, (ii) any Ordinary Shares issuable upon conversion of Preferred Shares held by the Investor, (iii) any shares that the Holders may hereafter purchase pursuant to preemptive rights, rights of first refusal or otherwise, or shares issued on conversion or exercise of other securities so purchased, and (iv) in each of clauses (i), (ii) or (iii), together with any and all securities issued or issuable with respect to the securities described in clauses (i), (ii) and (iii) above, respectively, upon any share split, share dividend or the like, or into which such shares or other securities have been or may be converted to or exchanged into in connection with any merger, consolidation, reclassification, recapitalization or similar event; provided, however, that “Registrable Shares” shall not include the following: (a) Ordinary Shares that have previously been registered under an effective registration statement filed pursuant to the Securities Act and disposed of in accordance with such registration statement, (b) Ordinary Shares which have otherwise previously been sold to the public, (c) Ordinary Shares that could be sold by the holder thereof (in accordance with applicable law and together with any Affiliates with whom such holder must aggregate its sales under Rule 144) pursuant to Rule 144(b)(1) promulgated under the Securities Act if the holder thereof and any such Affiliates (x) prior to the expiration of any “lock-up agreement” entered into with the underwriters of the IPO, hold less than one percent (1%) of the outstanding Ordinary Shares of the Company, and (y) after such time, hold less than three percent (3%) of the outstanding Ordinary Shares of the Company, and (d) any Ordinary Shares sold by a Holder in a transaction in which such Holder’s rights under Section 2 of this Agreement are not assigned in accordance with Section 2.9.

“Register”, “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.2.	Piggyback Registration.

2.2.1.	(a) Other than in connection with the filing of a registration statement or an offering pursuant to Section 2.3 or Section 2.4 of this Agreement, if at any time the Company proposes to file (i) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (ii) a registration statement other than a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of Ordinary Shares for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than fifteen (15) days prior to the filing of (a) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (b) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (c) such registration statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice (a “Piggyback Notice”) shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Shares as each such Holder may request in writing. Each such Holder shall then have ten (10) days after receiving such Piggyback Notice to request in writing to the Company inclusion of Registrable Shares in the Piggy-Back Underwritten Offering, except that such Holder shall have two (2) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Shares in the Piggy-Back Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use reasonable best efforts to effect the registration in any registration statement of any of the Holders’ Registrable Shares requested to be included on the terms set forth in this Agreement. Prior to the commencement of any “road show,” any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Shares in the Piggy-Back Underwritten Offering as to which such withdrawal was made.

(b) If the Company does not qualify as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act), (i) the Company shall give each Holder fifteen (15) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder, received by the Company within ten (10) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement a number of Ordinary Shares equal to the aggregate number of Registrable Shares requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Shares”), (ii) the Company shall not be required to give notice to any Holder in connection with a filing pursuant to Section 2.2.1(a) unless such Holder provided such notice to the Company pursuant to this Section 2.2.1(b) and included Undesignated Registrable Shares in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Holder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Shares so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Shares as any Holder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (b) the Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12) month period.

2.2.2.	The right of any Holder to be included in a Piggy-Back Underwritten Offering pursuant to Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter prior to the commencement of any “road show”.

2.2.3.	Notwithstanding any other provision of this Agreement, if the underwriter(s) determine in good faith that marketing factors require a limitation of the number of shares (including Registrable Shares) to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Company, second, to the Holders of Registrable Shares pro-rata, based on the total number of Registrable Shares then held by the Holders of Registrable Shares requesting to be included in such registration. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3.	Demand Registration.

2.3.1.	At any time following the closing of the IPO, but subject to the terms of any “lock-up agreement” entered into between the underwriters of the Company’s IPO and the Investor unless waived by such underwriters, the Investor may request in writing (a “Non-Shelf Request Notice”) that the Company file a registration statement under the Securities Act on Form F-1 or such other long form or short form registration statement, including Form F-3, in each case, other than pursuant to Rule 415 under the Securities Act. The Company shall, within ten (10) days of the delivery of the Non-Shelf Request Notice, give written notice of the Non-Shelf Request Notice to all Holders, which may elect to join in such request, as specified in a written request given to the Company within fifteen (15) days after delivery of the Company’s written notice thereof. Within thirty (30) days of the delivery of the Non-Shelf Request Notice and subject to the limitations of this Section 2.3, the Company shall use its commercially reasonable efforts to effect, as promptly as reasonably possible, the registration under the Securities Act of the Registrable Shares that the Investor and the other Holders have requested to include in such registration.

2.3.2.	If the Investor intends to distribute the Registrable Shares covered by its request by means of an underwriting, it shall so advise the Company in the Non-Shelf Request Notice and the Company shall include such information in the written notice provided to the other Holders. The right of any Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter prior to the commencement of any “road show”.

2.3.3.	Notwithstanding any other provision of this Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of Registrable Shares to be underwritten, then the Company shall so advise the Holders of Registrable Shares, and the number of shares that may be included in the underwriting shall be allocated among the Holders of Registrable Shares pro-rata, based on the total number of Registrable Shares then held by the Holders of Registrable Shares requesting to be included in such registration; provided, however, that the number of Registrable Shares to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from the registration. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 2.3 unless permitted to do so by the Investor. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be filed after a registration requested pursuant to this Section 2.3 and to become effective less than one hundred twenty (120) days after the effective date of any registration requested pursuant to this Section 2.3.

Notwithstanding the foregoing, the Company shall not be required to effect more than two (2) registrations on Form F-1, nor shall it be required to effect a registration pursuant to this Section 2.3 (i) if the Company has, within a ninety (90) day period preceding the date of such request, filed a registration statement pursuant to this Section 2.3, or completed a Piggy-Back Underwritten Offering or a Takedown; or (ii) if the Company shall deliver a notice to the Holders within thirty (30) days of any registration request that it is actively engaged in preparation of a registration statement for a firm commitment underwritten offering, for which a registration statement shall actually be filed within ninety (90) days, in which the Holder may include Registrable Shares pursuant to Section 2.2.

2.4.	Shelf Registration.

2.4.1.	Subject to the conditions of this Section 2.4, if the Company shall receive a written request (a “Form F-3 Demand Notice”) from the Investor that the Company file a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time by the Investor of Registrable Shares with a sale price, based on a recent average close price of the Ordinary Shares, of at least Five Hundred Thousand United States Dollars ($500,000) (the “Shelf Registration Statement”), then the Company shall, within ten (10) days of the delivery thereof, give written notice of such request to all Holders, which may elect to join in such request, as specified in a written request given to the Company within fifteen (15) days after delivery of the Company’s written notice. The Shelf Registration Statement shall be on Form F-3 or another appropriate registration statement permitting registration of such Registrable Shares for resale by the Holders in accordance with the methods of distribution elected by them and set forth in such Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the Investor's initial request in accordance with this Section 2.4 and to keep such Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) two (2) years following the date such registration was declared effective; and (ii) the disposition of all Registrable Shares included in such Shelf Registration Statement.

2.4.2.	In the event a Form F-3 is filed pursuant to a Form F-3 Demand Notice, upon written request from the Investor or from the Holders of a majority of the Company’s Registrable Shares named or entitled to be named as a selling shareholder in the registration statement filed pursuant to the Form F-3 Demand Notice or entitled to be named in such Form F-3 without filing a post-effective amendment thereto (the “Takedown Request”) that the Company effect an underwritten offering with respect to Registrable Shares (a “Takedown”), the Company will, (x) within five (5) days after receiving the Takedown Request deliver a notice relating to the proposed Takedown to all other Holders who are named or are entitled to be named as a selling shareholder in such Form F-3 without filing a post-effective amendment thereto and (y) within fifteen (15) days after receipt of the Takedown Request supplement the prospectus included in the Shelf Registration Statement in such manner as would permit or facilitate the sale and distribution of all or such portion of the Registrable Shares of the Holders seeking to include their shares in such Takedown as are specified in such (request together with the Registrable Shares requested to be included in such Takedown by the Investor) who notify the Company in writing within seven (7) days after receipt of such notice from the Company. The Company will complete any such supplement within the time periods set forth herein provided that (i) the Registrable Shares requested to be offered pursuant to such Takedown must have an anticipated aggregate price to the public (net of any underwriting discounts and commissions) of not less than $5,000,000, and (ii) the Company shall not be obligated to effect any such Takedown (x) if the Company has within the twelve (12) month period preceding the date of such request already effected two (2) Takedowns under this Section 2.4.2 or (y) if the Company has, within a ninety (90) day period preceding receipt of the Takedown Request, filed a registration statement pursuant to Section 2.3, or completed a Piggy-Back Underwritten Offering or a Takedown.

2.4.3.	Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.4 (i) if Form F-3 is not available for such offering by the Investors; or (ii) if within ten (10) days of receipt of a written request from the Investor or Major Shareholders pursuant to this Section 2.4, the Company gives notice to the Investor or Major Shareholders of the Company’s good faith intention to file a registration statement or prospectus supplement for a public offering within thirty (30) days; provided that the Company actually files such registration statement or prospectus supplement within such thirty (30) days and makes reasonable good faith efforts to cause such registration statement or prospectus supplement to become effective.

2.4.4.	The right of any Holder to be included in a Takedown shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter prior to the commencement of any “road show”.

2.5.	Designation of Underwriter.

2.5.1.	In the case of any underwritten offering pursuant to Section 2.3 or Section 2.4, the Investor or, in the alternative if the Investor no longer holds any Registrable Shares, the holders of a majority of the Registrable Shares participating in such offering, shall have the right to designate the representative(s) of the underwriters (the “Managing Underwriter(s)”) in any underwritten offering.

2.5.2.	In the case of any registration initiated by the Company, the Company shall have the right to designate the Managing Underwriter(s) in any underwritten offering, subject to the Investor’s approval, which shall not be unreasonably withheld.

2.6.	Expenses. All registration expenses incurred in connection with any registration, filing or qualification or compliance pursuant to Sections 2.2, 2.3 and 2.4 shall be borne by the Company. Registration expenses shall include all expenses incurred by the Company or incident to the Company’s performance of or compliance with this Agreement, including, without limitation, expenses incurred in connection with the preparation of a prospectus, printing, registration and filing fees, printing fees and expenses, fees and disbursements of counsel, accountants and other advisors for the Company, reasonable fees and disbursements of a single special counsel for the Holders (selected by the Investor or, in the alternative if the Investor no longer holds any Registrable Shares, the holders of a majority of the Registrable Shares participating in such offering), taxes, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents or registrars and the expense of any special audits incident to or required by any such registration. Notwithstanding the foregoing, however, all underwriters’ discounts and commissions in respect of the sale of Registrable Shares shall be paid by the Holders, pro rata in accordance with the number of Registrable Shares sold in the offering.

2.7.	Indemnities. In the event that any Registrable Shares are included in a registration statement pursuant to this Section 2:

2.7.1.	To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its Affiliates, the partners, officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement. The Company will reimburse each such Holder, its Affiliates, the partners, officers, or directors, underwriters and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, or action or proceeding; provided, however, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 2.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action, cost or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling Person of such Holder.

2.7.2.	To the extent permitted by law, each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder’s Affiliates, partners, directors or officers or any person who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities (joint or several), costs or expenses, to which the Company or any such director, officer, controlling Person, underwriter or other such Holder or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse the Company, each such controlling Person of the Company or any underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, further, that the indemnity agreement contained in this 2.7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder. In no event shall the liability of a Holder pursuant to this Section 2.7.2 exceed the net proceeds from the offering received by such Holder.

2.7.3.	Promptly after receipt by an indemnified party pursuant to the provisions of Sections 2.7.1 or 2.7.2 herein of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 2.7.1 or 2.7.2, promptly notify the indemnifying party of the commencement thereof. Notwithstanding the foregoing, the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 2.7.1 or 2.7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.7.4.	If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder; and provided, further, that no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

2.7.5.	The obligations of the Company and the Holders under this Section 2.7 shall survive completion of any offering of Registrable Shares in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnification provisions of this Section 2.7 shall not be in limitation of any other indemnification provisions included in any other agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall prevail.

2.8.	Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

2.8.1.	prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective; provided, however, that except as otherwise set forth herein (including in Section 2.4.1), the Company shall not be required to keep any such registration statement effective for more than ninety (90) days or, if sooner, after the disposition of all Registrable Shares included in such registration statement.

2.8.2.	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

2.8.3.	furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them that are included in such registration.

2.8.4.	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.8.5.	notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

2.8.6.	cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

2.8.7.	provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

2.8.8.	immediately notify each seller of Registrable Shares covered by such registration statement and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall prepare and furnish to each such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

2.8.9.	use its reasonable best efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to such selling Holder (to the extent consistent with the Statement on Auditing Standards No. 100 of the American Institute of Certified Public Accountants) and the Managing Underwriter(s), if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and (B) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to each selling Holder and the Managing Underwriter(s), if any, provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (A) above; provided, further that the Company shall only be required to comply with this clause Section 2.8.9 in connection with an underwritten offering and such compliance is subject to each selling Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such firm.

2.8.10.	in connection with the preparation and filing of each registration statement registering Registrable Shares under the Securities Act and initiated under the provisions of Sections 2.3 or 2.4, and before filing any such registration statement or any other document in connection therewith, give the participating Holders of Registrable Shares and their underwriters, if any, and their respective counsel and accountants, the opportunity to (i) review any such registration statement, each prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto and any related underwriting agreement, or other document to be filed, and (ii) provide comments to such documents if necessary to cause the description of such Holders of Registrable Shares to be accurate.

2.8.11.	use commercially reasonable efforts to cooperate with the sellers in the disposition of the Registrable Shares covered by such registration statement, including without limitation in the case of an underwritten offering using commercially reasonable efforts to cause key executives of the Company and its subsidiaries to participate under the direction of the Managing Underwriter(s) in a “road show” scheduled by such Managing Underwriter(s) in such locations and of such duration as in the judgment of such Managing Underwriter(s) are appropriate for such underwritten offering.

2.8.12.	otherwise use commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

2.9.	Delay of Registration or Offering. Notwithstanding any other provision of this Agreement, the Company may postpone the filing of any registration statement, or suspend the use of a registration statement or prospectus, up to two (2) times in any 12-month period for up to an aggregate of ninety (90) days during such 12-month period if the Company shall furnish to the relevant Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed or used at such time. During such periods of deferral or suspension, the Company shall not sell securities for its own account or that of any other shareholder, in each case, pursuant to a registration statement filed under the Securities Act, other than a registration statement on Form S-8; provided, however, the Company shall be permitted to file one or more Shelf Registration Statements.

2.10.	Assignment of Registration Rights. Each Holder of Registrable Shares may only assign its rights to cause the Company to register shares pursuant to this Section 2 to any transferee of all or part of the Registrable Shares held by such Holder that acquires Registrable Shares; provided, however, (i) the transferor shall furnish to the Company promptly after such transfer written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, (ii) the transferor (a) is an Affiliate of the Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder of one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least 100,000 Registrable Shares (subject to appropriate adjustment for share splits, share dividends, combinations, and other recapitalizations), and (iii) such transferee or assignee shall agree at such time to be subject to all provisions and restrictions set forth in this Agreement. For the purposes of determining the number of Registrable Shares held by any Person, the holdings of a Holder (1) that is an Affiliate of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together.

2.11.	Lock-Up. Each Holder hereby agrees that, if so requested by the managing underwriters with respect to any underwritten offering of the Ordinary Shares, such Holder shall not, without the prior consent of such managing underwriter(s) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Shares or any securities of the Company (whether such shares or any such securities are then owned by the Holder, or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Shares or such other securities, in cash or otherwise, during the period specified by the representative(s) (the “Market Standoff Period”), with such period not to exceed (a) in the case of the Company’s first underwritten offering of its Ordinary Shares following the registration of the Company’s Ordinary Shares under Section 12(b) of the Exchange Act one hundred and eighty (180) days following the effective date of such registration statement; or (b) in the case of any other offering, ninety (90) days from the date of the final prospectus; provided that, all officers and directors of the Company and, in the case of the Company’s IPO, Holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. Any discretionary waiver or termination of the restrictions contained in any such agreement by the Company or the underwriter shall first apply to the Holders of Registrable Shares, which shall have preference over all other holders of the Company’s securities to register and sell the shares to be registered within such waiver or termination of restrictions. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The foregoing provisions of this Section 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.

2.12.	Public Information. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Shares to the public without registration, the Company (at any time after it has become subject to such reporting requirements) agrees to: (i) make and keep publicly available and available to the Holders adequate current public information with respect to the Company, within the meaning Rule 144(c) under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) furnish to such Holder forthwith upon request: (A) a written statement by the Company as to its compliance with the informational requirements of Rule 144(c) under the Securities Act (or similar rule then in effect), and of the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual report of the Company, and (C) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration, and (iii) comply with all other necessary filings and other requirements so as to enable the holders of Registrable Shares to sell Registrable Shares pursuant to Rule 144 under the Securities Act (or similar rule then in effect).

2.13.	Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Investor provided that it continues to hold Registrable Shares and, otherwise, the Holders of at least fifty percent (50%) of the Outstanding Registrable Shares; provided, however, that the Company may without such consent enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder, if and only if such resale shelf registration statement does not permit underwritten offerings and the rights of Holders hereunder are not adversely impacted.

3.	Rights of First Offer, First Refusal, Co-Sale and Bring-Along

All rights and obligations of the Holders and the Company with respect to rights of first offer, rights of first refusal, rights of co-sale, board rights and “bring-along” rights in the Articles of Association of the Company as in effect on the date hereof, as may be amended from time to time pursuant to the provisions thereof (which amendments could include termination of the aforementioned rights), are incorporated herein by reference as if such rights were set forth herein; provided, however, that such rights and obligations shall terminate and shall be of no further force or effect upon the closing of the Company’s IPO.

4.	Miscellaneous

4.1.	Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

4.2.	Governing Law; Jurisdiction. This Agreement shall be exclusively governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts in Tel Aviv-Jaffa, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

4.3.	Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.4.	Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matters hereof and thereof and supersede any prior understanding or agreement with respect to its subject matters, including the Prior Agreement, which is hereby terminated and cancelled. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of: (i) the Company, (ii) the Investor, provided that it continues to hold Registrable Shares, (iii) the Holders of a majority of the then outstanding Registrable Securities, and (iv) to the extent any amendment or waiver impacts Holders other than the Investor in a manner that is different and adverse to such Holders compared to the Investor, the Holders of at least fifty percent (50%) of the Registrable Shares other than the Investor. Any amendment or waiver adopted with the foregoing consent shall be binding upon all parties to this Agreement. Notwithstanding anything else herein to contrary, the holders of a majority of the Registable Shares may, through their written consent and without consent of the Company, act to amend this Agreement and the Schedules hereto so as to add to the definition and amount of Registrable Shares (and to effect changes to any related provisions, including any “cutback” provision), securities held by officers of employees of the Company from time to time including Ordinary Shares issued pursuant to the exercise or conversion of any such securities.

4.5.	Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed or mailed by registered electronic or certified mail, postage prepaid, prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below:

if to the Company:	Kornit Digital Ltd..
Haamal 12 St., Park Afek, Rosh Haayin, Israel
Attention: Gabi Seligsohn, CEO
Facsimile: +972- 3-9080280
Telephone: +972-3-9085800
Email: gabi.seligsohn@kornit.com

with a copy to:

Meitar, Liquornik, Geva Leshem Tal – Law Office
Attention: Aviv Avidan-Shalit, Adv.
Facsimile: +972- 3-6103656
Telephone: +972- 3-6103100
Email: Avivav@meitar.com

if to the Investor:	Fortissimo Capital Fund II (Israel) L.P.
14 Hamelacha Street, Park Afek,
Rosh Haayin, Israel
Facsimile: +972-3-9157400
Telephone: +972-3-9157411

Email: yuval@ffcapital.com and marc@ffcapital.com

Attention: Yuval Cohen and Marc Lesnick

with a copy to:

Amit, Pollak, Matalon & Co.
Nitsba Tower, 19th Floor
17 Yitzhak Sadeh Street
Tel-Aviv 67775
Attention: Shlomo Landress, Adv.
Fax: +972-3-5689001
email: s_landress@apm-law.com

if to other Holders:   to the addresses set forth on the signature pages hereto

Notices sent in accordance with this Section will be deemed received by the receiving party: (i) within seven (7) days of mailing, if mailed; (ii) two (2) business days after delivery to the courier service , if by air courier; (iii) upon delivery, if sent by messenger, and (iv) upon transmission and electronic confirmation of receipt, or (if transmitted and received on a non-business day) on the first business day (at the receiving end) following transmission and electronic confirmation of receipt, if sent via facsimile or email. If sent by messenger, upon delivery (provided, however, that any notice of change of address shall only be valid upon receipt).

4.6.	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

4.7.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

4.8.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Investors’ Rights Agreement as of the date first hereinabove set forth.

Kornit Digital Ltd.

/s/ Guy Avidan

By (Name):	Guy Avidan

Title:	CFO

INVESTOR:

FORTISSIMO CAPITAL FUND II (ISRAEL) L.P.

By: Fortissimo Capital Fund II (GP), L.P., its general partner, by Fortissimo Capital 2 Management (GP) Ltd., its general partner

By (Name):	/s/ Yuval Cohen

Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

MAJOR SHAREHOLDERS:

/s/ Ofer Ben-Zur
Ofer Ben-Zur

4 Neurim Alley

Hod HaSharon, Israel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ Avi Sterling
Avi Sterling

4 Sokolov St.

Hod HaSharon, Israel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ Moshe Nur
Yahel (Nur Group) Holdings Ltd.

By (Name):	Moshe Nur
Title:

5 David Navon St.

Magshimim, Israel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ Moshe Nur
On behalf of Yosef Nuriel

10 Ein Gedi

Ganei Tikva, Israel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ Moshe Nur
On behalf of Gavriel Weinstock

10 Bertonov Yehoshua Street

Petach-Tikva, Israel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT